AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT
THIS AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2015, is entered into by and among the lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (as such terms are defined in the below referenced Credit Agreement) (in such capacity, together with its successors and assigns in such capacity, “Agent”), ERICKSON INCORPORATED, a Delaware corporation (formerly known as Erickson Air-Crane Incorporated) (“EAC”), ERICKSON HELICOPTERS, INC. (formerly known as Evergreen Helicopters, Inc.), an Oregon corporation (“Helicopters”) (Helicopters, together with EAC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the Subsidiaries of Borrowers identified on the signature pages hereof (such Subsidiaries are referred to hereinafter each individual as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), and in light of the following:
W I T N E S S E T H
WHEREAS, Lenders, Agent, Wells Fargo, as lead arranger, book runner, syndication agent, and documentation agent, and Borrowers are parties to that certain Credit Agreement, dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Borrowers have requested Agent and the Lenders make certain amendments to the Credit Agreement and grant certain waivers; and
WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrowers’ requests.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto).

2.Amendments. Effective as of 12:00 a.m. PDT on June 30, 2015, subject to the satisfaction of the conditions precedent set forth in Section 4 hereof:

(a)Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating, or inserting, the following definitions in proper alphabetical order:

“Calendar Fiscal Quarter” means, with respect to Borrowers for each fiscal year, the period of 3 months ending March 31st, the period of 3 months ending June 30th, the period of 3 months ending September 30th, and the period of 3 months ending December 31st.

“Capital Expenditures” means, with respect to Borrowers for any period, the amount of all expenditures by Borrowers and their Subsidiaries during such period determined on a consolidated basis in accordance with GAAP (including for clarity, Growth CapEx, Maintenance CapEx and PPO/DOH CapEx), but excluding, without duplication (a) expenditures made during such period in connection with the replacement, substitution, or restoration of assets or properties pursuant to Section 2.4(e)(ii) of the Agreement, (b) expenditures made during such period to consummate one or more Permitted Acquisitions, (c) expenditures made during such period to the extent made with the identifiable proceeds of any equity investment in a Borrower or any of its Subsidiaries by Sponsor which equity investment is made substantially contemporaneously with the making of the expenditure, (d) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Borrower or any of its Affiliates), and (e) Aircraft purchased pursuant to clause (o) of the definition of Permitted Investments; provided that, the calculation of Capital Expenditures shall exclude the effect of any non-cash adjustments.

“FCPA” has the meaning specified therefor in Section 4.18(b) of the Agreement.

“Financial Covenant Period” means a period which shall commence on any date (the “Commencement Date”) on which Availability is less than 12.5% of the Maximum Revolver Amount and shall continue until the later of:
(a) the date that is the last day of the second full Calendar Fiscal Quarter after the Commencement Date, and
(b) the last day of the Calendar Fiscal Quarter after the Commencement Date in which Availability on each day for a period of 30 consecutive days is greater than or equal to 12.5% of the Maximum Revolver Amount.
“Fixed Charges” means, with respect to Borrowers for any fiscal period, the sum, without duplication, of the following for Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled amortization principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all federal, state, and local income taxes paid or required to be paid during such period, (d) all management, consulting, monitoring, and advisory fees paid to Sponsor or its Affiliates during such period, (e) all Restricted Payments (other than Permitted Intercompany Advances) paid in cash during such period (other than any Equity Proceeds Restricted Payment), and (f) the Permitted Preferred Stock Dividend.
“Fixed Charge Coverage Ratio” means, with respect to Borrowers for the trailing twelve month period ending as of the last day of any Calendar Fiscal Quarter, the ratio of the following for Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) EBITDA for such period minus Capital Expenditures (other than (i) Capital Expenditures financed with the proceeds of Indebtedness (other than proceeds of Advances), and (ii) Capital Expenditures purchased with the Net Cash Proceeds received relative to, and as a replacement, for, the disposition of Capital Expenditures) made (to the extent not already incurred in a prior period) or incurred during such period in accordance with Section 2.4(e)(ii) of the Agreement, to (b) Fixed Charges for such period.
“Growth CapEx” means, with respect to Borrowers for any period, Capital Expenditures made by Borrowers and their Subsidiaries during such period determined on a consolidated basis in accordance with GAAP in connection with revenue growth opportunities and cost savings initiatives, including those Capital Expenditures made in connection with (a) the acquisition of new Aircraft, (b) the construction of Aircraft, (c) establishing operational facilities in a location outside of the continental United States, (d) new MRO and manufacturing contracts and (e) engineering projects to improve Aircraft performance and create new sales opportunities.

“Maintenance CapEx” means, with respect to Borrowers for any period, Capital Expenditures made by Borrowers and their Subsidiaries during such period determined on a consolidated basis in accordance with GAAP for renewing, replacing, rehabilitating, refurbishing or restoring assets to ensure that service or performance continues at the same level initially available for such assets.
“PPO/DOH CapEx” means, with respect to Borrowers for any period, Capital Expenditures made by Borrowers and their Subsidiaries during such period determined on a consolidated basis in accordance with GAAP for Spare Parts with an unlimited useful life that can be overhauled in perpetuity, and therefore should be treated as a fixed asset (including, without limitation, free turbines, gear boxes, rotor heads, fuel controls, automatic flight control systems, and servo assemblies).
“Sanctions” has the meaning specified therefor in Section 4.18(a) of the Agreement.
“U.K. Bribery Act” has the meaning specified therefor in Section 4.18(b) of the Agreement.
(b)Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating, the first line of the definition of “EBITDA” as follows:

“EBITDA” means, with respect to Borrowers for any fiscal period, the result of the following for Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP:
(c)Schedule 1.1 to the Credit Agreement is hereby amended by amending clauses (a), (b) and (c) of the definition of “EBITDA” to insert (i) “and their Subsidiaries’ ” after each reference to “Borrowers’ ” and (ii) “and their Subsidiaries” after each reference to “Borrowers”.

(d)Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating, clause (i) of the definition of “Eligible Accounts” as follows:

(i)    Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit, provided further, however, that (1) the foregoing percentage shall be 15% for Dyncorp; (2) so long as from and after the date that is 120 days after the Closing Date, the Borrowers have complied with the Assignment of Claims Act, 31 USC §3727 (and the equivalent for NATO, the United Nations, and the County of Los Angeles), the foregoing percentage shall not apply with respect to any Account Debtor that is the United States (or any department, agency, or instrumentality of the United States), NATO, the United Nations, and the County of Los Angeles; and (3) from and after the date that is 120 days after the Closing Date, the foregoing percentage shall be increased to 40% for Fluor Daniels.

(e)Schedule 5.1 to the Credit Agreement is hereby amended by replacing the phrase “along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable” at the end of each of clauses (b) and (d) contained therein with “along with the underlying calculations, including the calculations to arrive at EBITDA and Fixed Charge Coverage Ratio”.

(f)Section 4.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.18    Sanctions, Corruption, Export Control.

(a)    None of any Loan Party, any of its Subsidiaries or, to the knowledge of any Borrower, any director, officer, employee, agent, or Affiliate of the Borrower or any of its Subsidiaries is an Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria.

(b)    None of any Loan Party, any of its Subsidiaries or, to the knowledge of any Borrower, any director, officer, agent, employee, Affiliate or other Person acting on behalf of any Loan Party or any of its Subsidiaries is aware or has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-bribery law or anti-corruption law, including, but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Loan Parties and their respective Subsidiaries and, to the knowledge of each Borrower, its Affiliates, have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations (including other applicable anti-corruption laws) and have instituted and maintain policies and procedures designed to ensure, and which are reasonable expected to continue to ensure, continued compliance therewith.

(c)    Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all relevant export, re-export and import laws applicable to such Loan Party or such Subsidiary, as the case may be. None of any Loan Party or any of its Subsidiaries has shipped or provided any item for delivery to, and are not currently providing any services in or to, a country, entity or individual in violation of any applicable export or re-export laws, including, without limitation, such laws and regulations promulgated or enforced by the United States Department of Treasury, United States Department of Commerce, or United States Department of State, and are not currently providing any Services, to a country or an individual in violation of any export or re-export laws.

(g)Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.13    Sanctions, Corruption, Export Control.

(a)    Each Borrower will not, and will not permit any of its Subsidiaries to directly or indirectly, use the proceeds of the Loans or the Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as underwriter, advisor, investor, lender or otherwise).

(b)    No part of the proceeds of the Loans or the Letters of Credits will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the UK Bribery Act, the FCPA or any other applicable anti-corruption law or otherwise for any payment that could constitute a violation of any applicable anti-bribery law or anti-corruption law.

(c)    Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of facilitating the activities of any person, or in any country or territory, in violation of the applicable requirements of the U.S. Export Administration Regulations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency.

(h)Section 7 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.    FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

(a)    Fixed Charge Coverage Ratio. Commencing on the date on which a Financial Covenant Period begins and measured as of the end of the Calendar Fiscal Quarter immediately preceding the date on which a Financial Covenant Period first begins and as of each Calendar Fiscal Quarter end thereafter during such Financial Covenant Period, Borrowers will have a Fixed Charge Coverage Ratio of at least 1.10:1.00.

(b)    Growth CapEx. Borrowers will maintain Growth CapEx in each fiscal year in an amount that is less than or equal to, but not greater than $10,000,000 for such fiscal year, provided, that, commencing with the fiscal year ending December 31, 2016, if the amount of the Growth CapEx permitted to be made in any fiscal year is greater than the actual amount of the Growth CapEx actually made in such fiscal year (the amount by which such permitted Growth CapEx for such fiscal year exceeds the actual amount of Growth CapEx for such fiscal year, the “Excess Amount”), then the lesser of (i) such Excess Amount and (ii) 50% of $10,000,000 (such lesser amount referred to as the “Carry-Over Amount”) may be carried forward to the next succeeding fiscal year (the “Succeeding Fiscal Year”); provided that the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be used in that fiscal year until the amount permitted above to be expended in such fiscal year has first been used in full and the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be carried forward to another fiscal year; provided further that each of the references to “$10,000,000” in this Section 7(b) shall be “$20,000,000” commencing in the fiscal year ending December 31, 2016.

(i)Exhibit C-1 to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit C-1 attached hereto.

3.Waiver Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Agent and Lenders hereby waive (a) any Default or Event of Default arising prior to 12:00 a.m. PDT on June 30, 2015 solely from Parent and its Subsidiaries making, or deemed making, of any inaccurate representation or warranty in the Credit Agreement or other Loan Document regarding (i) the amount of Capital Expenditures made by Parent and its Subsidiaries for PPO Inventory in accordance with GAAP or (ii) that no Defaults or Events of Defaults existed, solely to the extent of any such inaccurate representation or warranty, (b) any Default or Event of Default arising solely from Parent and its Subsidiaries not being in compliance with the financial covenant contained in Section 7(a) of the Credit Agreement for fiscal quarters ended on or prior to March 31, 2015 and (c) any Default or Event of Default arising prior to 12:00 a.m. PDT on June 30, 2015 solely from the failure to give notice (or timely notice) of, and failure to obtain the prior or concurrent consent to, any or all of the foregoing Defaults or Events of Default.

4.Conditions Precedent to Amendment. This Amendment shall be effective upon the satisfaction or waiver of each of the following conditions precedent:

(a)Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)Agent shall have received an amendment fee of $70,000, which amendment fee is fully earned and due and payable on the date hereof and shall be for the ratable benefit of the Lenders party to this Amendment.

(c)The representations and warranties herein and in the Credit Agreement and the other Loan Documents as amended hereby shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(d)Borrowers shall have paid all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement as therein provided.

(e)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, or any Lender.

5.Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and the Lenders as follows:

(a)It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b)The execution, delivery, and performance by it of this Amendment and the other Loan Documents to which it is a party (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted

Liens, (D) require any approval of such Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation in connection with this Amendment.

(c)This Amendment has been duly executed and delivered by each Loan Party. This Amendment and each Loan Document to which such Loan Party is a party is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Loan Party, Agent or any Lender.

(e)No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.

(f)The representations and warranties in the Credit Agreement and the other Loan Documents as amended hereby are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

6.Reserved.

7.Payment of Costs and Fees. Borrowers agree to pay all out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

8.Release.

(a)Each Loan Party hereby acknowledges and agrees that the amounts payable pursuant to the Credit Agreement and the other Loan Documents, as modified hereby, are payable without defense, offset, withholding, counterclaim, or deduction of any kind.
(b)    Effective on the date hereof, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each member of the Lender Group, each Bank Product Provider, and each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world to the date hereof, or now has, against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in any of the Loan Documents or in this Amendment. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party each acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

9.    Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS CONSENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL

WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10.    Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification is made in accordance with the terms and provisions of Section 14.1 of the Credit Agreement.

11.    Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

12.    Effect on Loan Documents.

(a)    The Credit Agreement, as modified hereby and as amended as of the date hereof, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the modifications and waivers expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

(b)    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c)    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.

(d)    This Amendment is a Loan Document.

(e)    Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

13.    Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

14.    Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement, the Aircraft and Engine Security Agreement, or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof. Each Loan Party hereby further does grant to Agent, for the benefit of each member of the Lender Group and the Bank Product Providers, a perfected security interest in the Collateral (as defined in the Guaranty and Security Agreement), the Collateral (as defined in the Aircraft and Engine Security Agreement), and the Collateral (as defined in the Spare Parts Security Agreement) in order to secure all of its present and future obligations under the Loan Documents.

15.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.    Guarantors. Each of the undersigned Guarantors consent to the matters contained herein. Although the undersigned Guarantors have been informed of the matters set forth herein and have consented to same, each Guarantor understands that no member of the Lender Group has any obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents, waivers, or amendments related to the Credit Agreement, and nothing herein shall create such a duty.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ERICKSON INCORPORATED, a Delaware corporation By: _________________________________ Name: _________________________________ Title: _________________________________
EAC ACQUISITION CORPORATION, a Delaware corporation By: _________________________________ Name: _________________________________ Title: _________________________________
ERICKSON HELICOPTERS, INC., an Oregon corporation By: _________________________________ Name: _________________________________ Title: _________________________________
ERICKSON TRANSPORT, INC., an Alaska corporation By: _________________________________ Name: _________________________________ Title: _________________________________
EVERGREEN HELICOPTERS INTERNATIONAL, INC., a Texas corporation By: _________________________________ Name: _________________________________ Title: _________________________________

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]

EVERGREEN EQUITY, INC., a Nevada corporation By: _________________________________ Name: _________________________________ Title: _________________________________

EVERGREEN UNMANNED SYSTEMS, INC., a Delaware corporation By: _________________________________ Name: _________________________________ Title: _________________________________

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, Issuing Bank, and a Lender

By: _________________________________
Name: _________________________________
Title: _________________________________

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]

HSBC BANK USA NA, as a Lender By: _________________________________ Name: _________________________________ Title: _________________________________

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]

BANK OF THE WEST, as a Lender By: _________________________________ Name: _________________________________ Title: _________________________________

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By: _________________________________
Name: _________________________________
Title: _________________________________

By: _________________________________
Name: _________________________________
Title: _________________________________

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]